Filed Pursuant to Rule 424(b)(5)
Registration No. 333-195084 and 333-202043

The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2015

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 17, 2014)

     Shares of Common Stock
Warrants to Purchase          Shares of Common Stock

We are offering      shares of our common stock and warrants to purchase up to      shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the warrants). The common stock and warrants will be sold in combination, with one warrant to purchase one share of common stock for each share of common stock sold. The combined purchase price for each share of common stock and accompanying warrant is $     . The shares of common stock and warrants are immediately separable and will be issued separately. Our common stock is listed on The NASDAQ Capital Market under the symbol “THLD.” On February 11, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $3.62 per share.

The warrants will become exercisable six months after the date of issuance, and will remain exercisable until the fifth anniversary of the date of issuance. The exercise price for the warrants initially will be $         , and will be subject to adjustments as described herein, provided that in no event will the exercise price exceed $     or be below $     , subject to certain adjustment.

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE AND ACCOMPANYING WARRANT	TOTAL
Public Offering Price(1)	$	$
Underwriting Discounts and Commissions(2)	$	$
Proceeds to Threshold Pharmaceuticals Before Expenses	$	$
(1)	To the extent that any directors purchase shares and accompanying warrants in this offering, such investors will, in compliance with applicable rules of The NASDAQ Stock Market, be required to pay an additional $0.125 per share and accompanying warrant.
(2)	We refer you to “Underwriting” on page S-19 of this prospectus supplement for additional information regarding underwriter compensation.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering and excludes the additional $0.125 per share and accompanying warrant that may be payable by directors purchasing shares and accompanying warrants offered hereby.

Delivery of the shares of common stock and warrants is expected to be made on or about February    , 2015.

Sole Book-Running Manager

Jefferies

Lead Manager

H.C. Wainwright & Co.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 17, 2014, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock and warrants. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Overview

We are a biotechnology company using our expertise in the tumor microenvironment to discover and develop therapeutic agents that selectively target tumor cells for the treatment of patients living with cancer. Our lead investigational small molecule, evofosfamide (TH-302), is being evaluated in two pivotal Phase 3 clinical trials, one registrational Phase 2 clinical trial and multiple earlier-stage clinical trials. We have a global license and co-development agreement for evofosfamide with Merck KGaA, Darmstadt, Germany, with an option to co-commercialize in the United States.

Evofosfamide was discovered by our scientists based on our hypoxia-targeted therapeutics prodrug technology. Hypoxia, or abnormally low oxygen concentration, is a common feature of the tumor microenvironment in most solid tumors and in the bone marrow of patients with hematological malignancies (also known as cancers of the bone marrow, for example, leukemias and multiple myeloma). Tumor hypoxia is associated with the development of resistance to traditional anticancer treatments, including chemotherapy and radiotherapy, enhanced metastatic potential, and ultimately treatment failure. We believe that by virtue of targeting tumor hypoxia, evofosfamide may have broad clinical applicability across many types of solid tumors and some hematological malignancies. To explore this broad therapeutic potential of evofosfamide, we are conducting multiple clinical trials to evaluate its safety and efficacy in solid tumors and hematological malignancies in combination with currently marketed anticancer drugs, including traditional chemotherapeutic agents and antiangiogenic agents, and as monotherapy for certain cancers.

We have also licensed worldwide rights to a development program from the University of Auckland based on the clinical-stage oncology compound TH-4000 (or Hypoxin, formerly known as PR610), a hypoxia-targeted epidermal growth factor receptor, or EGFR, tyrosine kinase inhibitor. TH-4000 is designed to selectively release a potent, irreversible tyrosine kinase inhibitor in hypoxic tumors. Preclinical and Phase 1 clinical data suggest that plasma concentrations of TH-4000 that are active in EGFR-dependent tumor xenograft models in mice could be attained in patients with an acceptable therapeutic index. We expect to initiate a Phase 2 proof-of-concept study in a subset of molecularly-defined non-small cell lung cancer patients who we believe may be responsive to TH-4000 in the first half of 2015.

We have devoted substantially all of our resources to the research and development of our product candidates. We have not generated any revenue from the commercial sales of our product candidates since our inception and do not expect to generate any revenue from the commercial sales of our product candidates in the immediate term. We expect to continue to devote substantial resources to research and development in future periods as we complete our current clinical trials, start additional clinical trials under our collaboration with Merck KGaA and on our own, to support our discovery efforts and to potentially in-license or otherwise acquire and develop additional products or programs.

Recent Developments

Business and Clinical Updates

In November 2014, we announced that the U.S. Food and Drug Administration, or FDA, granted Fast Track designation for evofosfamide for the treatment of previously untreated patients with metastatic or locally advanced unresectable soft tissue sarcoma. The FDA established the Fast Track designation process to facilitate the development and expedite the review of drugs intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs. Although we have obtained a Fast Track designation from the FDA for evofosfamide for the treatment of previously untreated patients with metastatic or locally advanced unresectable soft tissue sarcoma, receipt of Fast Track designation does not ensure a faster development process, review or FDA approval. In addition, the FDA may withdraw our Fast Track designation at any time. If we lose our Fast Track designation for evofosfamide, the approval process may be delayed. In addition, our Fast Track designation does not guarantee that we will be able to take advantage of the expedited review procedures and does not increase the likelihood that evofosfamide will receive any regulatory approval.

In December 2014, final results of a randomized, controlled Phase 2b clinical trial evaluating evofosfamide in combination with gemcitabine in patients with advanced pancreatic cancer, or the 404 trial, were published in the Journal of Clinical Oncology and were consistent with previously-reported results. A total of 214 patients with previously untreated, locally advanced, unresectable or metastatic pancreatic adenocarcinoma were enrolled and treated in the 404 trial at 45 sites in the U.S. Patients were randomized equally into one of three treatment arms: evofosfamide at a dose of 240 mg/m2 plus gemcitabine or evofosfamide at a dose of 340 mg/m2 plus gemcitabine or gemcitabine alone. If a patient’s cancer progressed while on gemcitabine alone, the patient could crossover and be randomized into one of the two evofosfamide plus gemcitabine treatment arms. The primary efficacy endpoint of the trial was a comparison of progression-free survival, or PFS, between the two pooled combination arms and the gemcitabine alone arm. The secondary endpoints were overall response rate, overall survival, CA 19-9 (a serum biomarker) response rate as well as various safety parameters. The final results from the 404 trial showed a consistent dose effect in terms of improved PFS, increased response rate, and decreased CA 19-9 levels in the gemcitabine plus evofosfamide (340 mg/m2) arm compared with the gemcitabine plus evofosfamide (240 mg/m2) and the gemcitabine-alone arms. The protocol-specified primary end point of PFS was significantly prolonged in the pooled combination arms compared with gemcitabine alone (median PFS, 5.6 v 3.6 months, respectively; hazard ratio (HR), 0.61; 95% confidence interval (CI), 0.43 to 0.87; P = 0.0050). There was a significant improvement (p=0.008; HR, 0.59; 95% CI, 0.40 to 0.87) in PFS associated with a 41% reduction of risk for disease progression or death for patients treated with gemcitabine plus evofosfamide (340 mg/m2). This represented a 2.4-month increase in median PFS for patients receiving gemcitabine plus evofosfamide (340 mg/m2) compared with gemcitabine alone. The 12-month overall survival rates were also in favor of the gemcitabine plus evofosfamide (340 mg/m2) treatment group compared with the control arm (38% vs. 26% (p=0.13)). Median overall survival for gemcitabine, gemcitabine plus evofosfamide (240 mg/m2), and gemcitabine plus evofosfamide (340 mg/m2) was 6.9, 8.7, and 9.2 months, respectively; the differences between treatment groups were not significant, which may be at least partially explained by control arm patients with progressive disease crossing over to one of the gemcitabine plus evofosfamide treatment arms. In other words, we believe that patients receiving gemcitabine alone who crossed over to receive gemcitabine plus evofosfamide upon disease progression contributed to the survival of the control arm. While not statistically significant, the improvement in median overall survival in the gemcitabine plus evofosfamide treatment arms was consistent with the improvement in median PFS. The most common non-hematologic adverse events were fatigue, nausea and peripheral edema, and were similar in frequency across treatment groups. Skin and mucosal toxicities, predominantly Grade 1 and 2, and myelosuppression, were the most common adverse events related to evofosfamide and did not result in increases in treatment discontinuation. Severe (Grade 3/4) myelosuppression was more frequent compared to gemcitabine alone. Adverse events leading to discontinuation of study treatment as well as serious adverse events were balanced across all treatment arms. All other severe adverse events were generally below 10%.

In December 2014, preliminary results from the Phase 2 component of an ongoing company-sponsored Phase 1/2 trial of evofosfamide in combination with the proteasome inhibitor bortezomib (Velcade®) and low-dose dexamethasone, or TBorD, for the treatment of patients with relapsed/refractory multiple myeloma, were reported at the 56th ASH Annual Meeting and Exposition, or ASH 2014. Phase 2 of the clinical trial, which we refer to as the 408 trial, was designed to investigate evofosfamide in combination with bortezomib and low-dose dexamethasone. At ASH 2014, preliminary safety and efficacy analyses from 9 patients were presented. The recommended phase 2 dose of evofosfamide was established at 340 mg/m2 and no dose limiting toxicities were observed at this dose level. Patients had received a median of 8 prior systemic therapy regimens including at least one regimen with bortezomib and one regimen with thalidomide/lenalidomide. Multiple myeloma is a disorder of the plasma cells, the blood cells that produce immunoglobulins. Myeloma cells overproduce within the marrow and generate excessive levels of abnormal immunoglobulins. These are referred to as M-protein, or paraprotein, and are measured and followed in the serum. In some patients the myeloma generates only a free light chain, or FLC, component of the immunoglobulin and in these patients the FLCs are measured and followed in the serum. The International Myeloma Working Group, or IMWG, consensus criteria for uniform reporting of clinical studies are utilized to classify the response to therapy. These criteria involve measures of serum and urine M-protein or FLC as well as other disease characteristics. Based on IMWG criteria and our preliminary assessment of clinical activity, partial responses (one very good partial response and one partial response) were observed in 2 of 7 (29%) evaluable patients overall and 2 of 4 (50%) evaluable patients at the recommended Phase 2 dose of evofosfamide (340 mg/m2); 4 of 7 evaluable patients had stable disease, and one patient had progressive disease. The patients with a partial response and a very good partial response had both previously undergone two autologous transplantations and had received prior current standard treatment including immunomodulatory drugs, proteasome inhibitors, dexamethasone, and at least one conventional alkylating agent. Safety data were available for 8 of 9 patients. The most common Grade 3/4 hematological adverse events were thrombocytopenia (reported in 4 patients), anemia (reported in 2 patients), and lymphopenia (reported in 2 patients). Fatigue (reported in 5 patients; one Grade 3/4) and nausea (reported in 4 patients; one Grade 3/4) were the most common non-hematological adverse events. Five serious adverse events, or SAEs, were reported in 4 patients. One SAE of thrombocytopenia was considered related to evofosfamide. Skin toxicity, an adverse event of interest with evofosfamide, was limited: a Grade 2 rash resulting in treatment delay was reported at the 240 mg/m2 dose of evofosfamide, and one Grade 2 skin lesion with no impact on treatment was reported at the 340 mg/m2 dose of evofosfamide. There were no deaths related to the study drug. A total of 18 patients with relapsed/refractory multiple myeloma had been enrolled in Phase 2 of the 408 trial as of November 17, 2014, with the presented preliminary safety and clinical activity analyses reflecting data in the clinical database as of November 25, 2014.

In November 2014, we announced new data from a U.S. investigator-sponsored Phase 1/2 clinical trial evaluating evofosfamide in combination with Avastin® (bevacizumab) in patients with recurrent glioblastoma, or GBM, following bevacizumab failure, which we refer to as the 4003 trial. Surgical resection followed by concomitant radiotherapy and chemotherapy is the standard of care for patients with newly diagnosed GBM. Single-agent bevacizumab is the only FDA-approved therapy for GBM patients with progressive disease following prior therapy. After disease progression on bevacizumab, patients may start a subsequent bevacizumab-containing regimen. Preliminary results from the 4003 trial were reported at the ESMO 2012 Congress, the 2013 Scientific Meeting and Education Day of the Society for Neuro-Oncology. SNO, and most recently at SNO in November 2014. As reported by Andrew J. Brenner, M.D., Ph.D., the study principal investigator at SNO 2014, a total of 23 patients in the Phase 1/2 study were treated with bevacizumab 10 mg/kg every two weeks and evofosfamide dose escalated 240 – 670 mg/m2 every two weeks (four-week cycle) until disease progression. Patients had received a median of three prior systemic anticancer regimens including both chemoradiation and bevacizumab. No Grade 4 adverse events were observed. Three Grade 3 adverse events in three patients were observed: skin ulceration at 340 mg/m2, thrombocytopenia at 670 mg/m2, and oral mucositis at 670 mg/m2. Primary evofosfamide-related toxicities were mucosal, but were not dose-limiting: rectal mucositis in one of four (1/4) patients at 480 mg/m2 and all patients (13/13) at 670 mg/m2 (all Grade 1 or 2). Oral mucositis was less frequent. Best tumor responses in 22 patients evaluable by Response Assessment in Neuro-Oncology (RANO) criteria included one complete response and three partial responses for a response rate of 18%, and ten stable disease assessments for a clinical benefit rate of 64%; eight patients had progressive disease. Median PFS was 2.8 months (95% CI, 1.9 to 3.9 months) and 4-month PFS was 22% (95% CI, 3.2% to 41%). Median overall survival was 4.6 months (95% CI, 3.4 to 6.2 months).

Financial Update

While we have not finalized our full financial results for the year ended December 31, 2014, we expect to report that we had $58.6 million of cash, cash equivalents and marketable securities as of December 31, 2014. This amount is preliminary, has not been audited and is subject to change upon completion of our ongoing audit. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of December 31, 2014.

Corporate Information

We were incorporated in Delaware on October 17, 2001. Our principal executive offices are located at 170 Harbor Way Suite 300, South San Francisco 94080. Our telephone number is (650) 474-8200. Our website is located at www.thresholdpharm.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. Our website address is included in this document as an inactive textual reference only.

“Threshold,” “Threshold Pharmaceuticals,” the “Company,” “we,” “us” and “our” refer to Threshold Pharmaceuticals, Inc. Threshold Pharmaceuticals, Inc., our logo, Hypoxin and Metabolic Targeting are our trademarks. Other trademarks, trade names and service marks included or incorporated by reference in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

THE OFFERING

Common stock offered by us
shares
Warrants offered by us
Warrants to purchase up to shares of common stock.
The warrants will become exercisable six months after the date of issuance, and will remain exercisable until the fifth anniversary of the date of issuance.
The initial exercise price for the warrants initially will be $ subject to adjustment after the Data Release Date as described below. On the 30th trading day after the Data Release Date, the exercise price will be adjusted to equal the average of the volume-weighted average price of our common stock for each of the 20 trading days immediately preceding such adjustment date. The exercise price will be subject to certain further adjustments as described herein, provided that in no event will the exercise price exceed $ or be below $ , subject to certain adjustments.
“Data Release Date” means the first to occur of (i) the Last Topline Data Date (as defined below) and (ii) the two (2) year anniversary of the Issuance Date. For purposes hereof, the “Last Topline Data Date” shall mean the last to occur of (x) the date on which top-line efficacy data from the Company’s TH-CR 406 trial, a Phase 3 clinical trial of TH-302 plus doxorubicin versus doxorubicin alone in patients with locally advanced unresectable or metastatic soft tissue sarcoma, is first publicly announced in a press release issued by the Company and (y) the date on which top-line efficacy data from the MAESTRO study, a Phase 3 clinical trial of TH-302 in combination with gemcitabine in patients with previously untreated, locally advanced unresectable or metastatic pancreatic adenocarcinoma, is first publicly announced in a press release issued by the Company.
For more information, see the section entitled “Description of Securities We Are Offering — Warrants” on page S-16 of this prospectus supplement.
This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.
Common stock to be outstanding immediately after this offering shares (assuming none of the warrants issued in this offering are exercised).
Use of proceeds
We intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and manufacturing expenses. See “Use of Proceeds” on page S-13 of this prospectus supplement.

NASDAQ Capital Market listing for our common stock
Our common stock is listed on The NASDAQ Capital Market under the symbol “THLD.”
We do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.
Risk Factors
An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Outstanding Shares

The number of shares of common stock to be outstanding immediately after this offering is based on 62,436,865 shares of common stock outstanding as of September 30, 2014. Except as otherwise indicated, the number of shares of common stock to be outstanding immediately after this offering excludes the shares of common stock issuable upon exercise of the warrants being offered by us in this offering and also excludes:

■	649,206 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2014, having an exercise price of $2.05 per share, all of which warrants were subsequently exercised;
■	3,993,783 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2014, having an exercise price of $2.46 per share;
■	8,172,860 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2014, having a weighted-average exercise price of $3.70 per share; and
■	an aggregate of 4,606,458 shares of our common stock available for future issuance under our 2014 Equity Incentive Plan and our 2004 Employee Stock Purchase Plan as of September 30, 2014, plus any annual increases in the number of shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan and our 2004 Employee Stock Purchase Plan pursuant to evergreen provisions and any other shares that may become issuable under our 2014 Equity Incentive Plan and our 2004 Employee Stock Purchase Plan pursuant to their respective terms.

Except as otherwise indicated, all information included or incorporated by reference in this prospectus supplement assumes no exercise of the outstanding options and warrants described above or the warrants offered hereby, and excludes the additional $0.125 per share and accompanying warrant that may be payable by insiders purchasing shares and warrants in this offering.

In addition, the number of shares outstanding immediately after this offering does not include shares of common stock that we may sell pursuant to an At Market Issuance Sales Agreement, or the Sales Agreement, that we entered into with MLV & Co. LLC, or MLV, on August 1, 2014. After the expiration of the 90-day lock-up period applicable to us and described under the section of this prospectus supplement entitled “Underwriting,” we may issue and sell shares of our common stock having aggregate sales proceeds of up to $30.0 million from time to time in such amounts as we may determine, subject to certain limitations under applicable securities laws, under the Sales Agreement.

RISK FACTORS

An investment in our common stock and warrants involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is incorporated by reference in this prospectus supplement, and all other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related To This Offering and Our Common Stock

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature. You may not be able to recover your investment in the warrants, and the warrants may expire worthless.

If our common stock price does not increase to an amount sufficiently above the applicable exercise price of the warrants during the period the warrants are exercisable, you will be unable to recover any of your investment in the warrants. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Holders of the warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock issuable upon exercise of the warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The price of our common stock has been and may continue to be volatile.

The stock markets in general, the markets for biotechnology stocks and, in particular, the stock price of our common stock, have experienced extreme volatility. Price declines in our common stock could result from general market and economic conditions and a variety of other factors, including:

■	adverse results or delays in our or Merck KGaA’s clinical trials of evofosfamide;
■	announcements of FDA non-approval of our product candidates, or delays in the FDA or other foreign regulatory agency review process;
■	our or Merck KGaA’s failure to meet milestones that would have given rise to payments under our agreement with Merck KGaA;
■	announcements by Merck KGaA related to the development of evofosfamide or announcements related to our agreement with Merck KGaA;
■	adverse actions taken by regulatory agencies with respect to our product candidates, clinical trials, manufacturing processes or sales and marketing activities;

■	announcements regarding our research and development of our product candidates, including clinical trial results or delays in any future clinical trials, or announcements regarding the results of or delays in clinical trials of our product candidates, and investor perceptions thereof;
■	announcements of technological innovations, patents or new products by us or our competitors;
■	regulatory developments in the United States and foreign countries;
■	any lawsuit involving us or our product candidates;
■	announcements concerning our competitors, or the biotechnology or pharmaceutical industries in general;
■	developments concerning any strategic alliances or acquisitions we may enter into;
■	actual or anticipated variations in our operating results;
■	changes in recommendations by securities analysts or lack of analyst coverage;
■	deviations in our operating results from the estimates of analysts;
■	sales of our common stock by us, including under our Sales Agreement with MLV;
■	sales of our common stock by our executive officers, directors and significant stockholders or sales of substantial amounts of common stock; and
■	loss of any of our key scientific or management personnel.

In the past, following periods of volatility in the market price of a particular company’s securities, litigation has often been brought against that company. Any such lawsuit could consume resources and management time and attention, which could adversely affect our business.

If there are large sales of our common stock, the market price of our common stock could drop substantially. In addition, a significant number of shares of our common stock are subject to issuance upon exercise of outstanding options and warrants, which number of shares subject to outstanding warrants will significantly increase as a result of this offering. Exercises of such options and warrants would result in dilution to our security holders.

If we or our existing stockholders sell a large number of shares of our common stock or the public market perceives that we or our existing stockholders might sell shares of our common stock, the market price of our common stock could decline significantly. As of September 30, 2014, we had 62,436,865 outstanding shares of common stock, substantially all of which may be sold in the public market without restriction.

On August 1, 2014, we entered into the Sales Agreement with MLV, under which we may sell shares of our common stock from time to time through MLV, as our agent for the offer and sale of the shares, in an aggregate amount not to exceed $30 million, after the expiration of the 90-day lock-up period applicable to us and described under the section of this prospectus supplement entitled “Underwriting”. To the extent that we sell shares of our common stock pursuant to the Sales Agreement with MLV, investors purchasing shares of common stock in this offering could experience further dilution.

In addition, a significant number of shares of our common stock are subject to issuance upon the exercise of outstanding options and warrants. In March 2011, we issued warrants to purchase an aggregate of 5,725,227 shares of our common stock, at an exercise price of $2.46 per share. As of September 30, 2014, warrants to purchase 1,731,444 shares of common stock issued in March 2011 had been exercised. On October 5, 2009, we issued warrants to purchase an aggregate of 7,329,819 shares of our common stock, at an exercise price of $2.23 per share, which exercise price was subsequently reduced to $2.05 per share on March 16, 2011 under the anti-dilution provisions of the warrants as a result of our March 2011 registered offering of common stock and warrants. As of the October 5, 2014 expiration date of the warrants issued in

October 2009, all of such warrants had been exercised. In addition, as of September 30, 2014, there were 8,172,860 shares of our common stock issuable upon the exercise of outstanding options having a weighted-average exercise price of $3.70 per share. Although we cannot determine at this time how many of the currently-outstanding options and warrants, as well as the warrants being sold in this offering, will ultimately be exercised, the options and warrants will likely be exercised only if the exercise price is below the market price of our common stock. To the extent that options and warrants, including the warrants being sold this offering, are exercised, additional shares of our common stock will be issued that will be eligible for resale in the public market, which will result in dilution to our security holders.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission, or SEC, require annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm attesting to, and reporting on, the effectiveness of our internal control over financial reporting. If we fail to maintain the adequacy of our internal control over financial reporting, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC. If we cannot favorably assess, or our independent registered public accounting firm is unable to provide an unqualified attestation report on, the effectiveness of our internal control over financial reporting, investor confidence in the reliability of our financial reports may be adversely affected, which could have a material adverse effect on our stock price.

Our certificate of incorporation, our bylaws, our preferred shares rights agreement and Delaware law contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of Delaware law, where we are incorporated, our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors. These provisions include:

■	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;
■	providing for a classified board of directors with staggered terms;
■	requiring supermajority stockholder voting to effect certain amendments to our certificate of incorporation and bylaws;
■	eliminating the ability of stockholders to call special meetings of stockholders;
■	prohibiting stockholder action by written consent; and
■	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

In addition, in August 2006, our board of directors adopted a preferred shares rights agreement, or the rights plan, the provisions of which could make it more difficult for a potential acquirer to consummate a transaction without the approval of our board of directors. The rights plan could also reduce the price that investors might be willing to pay for shares of our common stock and result in the market price being lower than it would be without the rights plan. In addition, the existence of the rights plan itself may deter a potential acquiror from acquiring us. As a result, either by operation of the rights plan or by its potential deterrent effect, mergers and acquisitions of us that our stockholders may consider in their best interests may not occur.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the investors in this offering for the foreseeable future.

If you purchase shares of common stock and accompanying warrants in this offering, you will experience immediate dilution in your investment. You will experience further dilution if we issue additional equity or equity-linked securities in future capital raising transactions.

Purchasers of common stock and the accompanying warrants in this offering will pay a price per share in this offering that exceeds the net tangible book value (deficit) per share of our common stock. After giving effect to our sale of shares of our common stock and accompanying warrants in this offering at the public offering price of $     per share and accompanying warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (but excluding proceeds, if any, from the exercise of the accompanying warrants, and excluding the additional $0.125 per share and accompanying warrant that may be payable by insiders purchasing shares and accompanying warrants in this offering), you will experience immediate dilution of $     per share, representing the difference between our as adjusted net tangible book value (deficit) per share as of September 30, 2014 after giving effect to this offering and the public offering price. See the section entitled “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you purchase common stock and accompanying warrants in this offering.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock and accompanying warrants in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than either the price per share and accompanying warrant paid by investors in this offering or the exercise price you may pay upon exercise of the warrants, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. These forward-looking statements may also use different phrases. These statements involve risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

■	our and/or Merck KGaA’s ability to commence, conduct and complete, and the timing of the commencement, conduct and completion of clinical trials for our product candidates;
■	our financial condition and potential milestone payments we may receive under our license and co-development agreement with Merck KGaA;
■	the success of any clinical trials that we and/or Merck KGaA commence;
■	the timing of results of our and Merck KGaA’s clinical trials for evofosfamide;
■	our and Merck KGaA’s receipt and the timing of regulatory approvals, and our and Merck KGaA’s satisfaction of ongoing regulatory review;
■	our ability to establish and maintain intellectual property rights for our product candidates;
■	our and Merck KGaA’s ability to timely develop a viable commercial formulation of evofosfamide;
■	whether any product candidates that we and/or Merck KGaA are able to commercialize are safer or more effective than other marketed products, treatments or therapies;
■	our ability to discover and develop additional product candidates suitable for clinical testing;
■	our ability to identify, in-license or otherwise acquire additional product candidates and development programs;
■	the ability of Eleison Pharmaceuticals Inc., our licensee of glufosfamide, to develop, manufacture, market and otherwise commercialize glufosfamide, and to raise sufficient funds to continue clinical development;
■	our and Merck KGaA’s research and development activities, including our potential development of new product candidates such as TH-4000, and projected expenditures;
■	our ability to complete preclinical and clinical testing successfully for new product candidates, such as TH-4000, that we may develop or license;

■	our ability to have manufactured sufficient supplies of active pharmaceutical ingredient and drug product for clinical testing and commercialization;
■	our ability to obtain licenses to any necessary third-party intellectual property;
■	our ability to retain and hire necessary employees and appropriately staff our development programs;
■	our cash needs and ability to raise capital when needed;
■	our projected financial performance, including estimates regarding our financial results as of December 31, 2014; and
■	our intended use of the net proceeds from this offering.

We discuss these and other important factors, risks and uncertainties that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements in greater detail under “Risk Factors” beginning on page S-7 of this prospectus supplement. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus supplement, the accompanying prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do occur, what impact they will have on our business, results of operations and financial condition. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock and accompanying warrants that we are offering will be approximately $     million, based on the public offering price of $     per share and accompanying warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The information above does not give effect to the potential exercise of the warrants offered hereby and excludes the additional $0.125 per share and accompanying warrant that may be payable by insiders purchasing shares and accompanying warrants offered hereby.

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and manufacturing expenses.

The costs and timing of drug development and marketing approval are highly uncertain, are subject to substantial risks and can often change. We therefore cannot estimate the amount of net proceeds to be used for all of the purposes described above. Accordingly, we may change the allocation of use of these proceeds as a result of contingencies such as the timing and progress of our and our collaborator’s research and development efforts, the potential establishment of future collaborations, our manufacturing requirements and regulatory or competitive developments. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds from this offering.

Until the funds are used as described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing, investment grade securities.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the combined public offering price per share and accompanying warrant and the as adjusted net tangible book value (deficit) per share after giving effect to this offering. We calculate net tangible book value (deficit) per share by dividing the net tangible book value (deficit), which is our total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution with respect to the net tangible book value (deficit) per share represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value (deficit) per share of our common stock immediately after giving effect to this offering. Our net tangible book value (deficit) as of September 30, 2014 was approximately $(21.0) million, or $(0.34) per share.

After giving effect to the sale of      shares of our common stock and accompanying warrants to purchase     shares of our common stock in this offering at the combined public offering price of $      per share and accompanying warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering, our as adjusted net tangible book value (deficit) as of September 30, 2014 would have been approximately $     million, or $      per share. This represents an immediate increase in net tangible book value (deficit) of $      per share to existing stockholders and immediate dilution in net tangible book value (deficit) of $      per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Combined public offering price per share and accompanying warrant		$
Net tangible book value (deficit) per share as of September 30, 2014	$(0.34)
Increase in net tangible book value per share after this this offering
As adjusted net tangible book value (deficit) per share after this offering
Dilution per share to investors purchasing common stock and accompanying warrants in this offering		$

Investors that purchase common stock upon the exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

The above discussion and table are based on 62,436,865 shares of common stock outstanding as of September 30, 2014, exclude the shares of common stock issuable upon exercise of the warrants offered hereby, and also exclude:

■	649,206 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2014, having an exercise price of $2.05 per share, all of which warrants were subsequently exercised;
■	3,993,783 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2014, having an exercise price of $2.46 per share;
■	8,172,860 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2014, having a weighted-average exercise price of $3.70 per share; and
■	an aggregate of 4,606,458 shares of our common stock available for future issuance under our 2014 Equity Incentive Plan and our 2004 Employee Stock Purchase Plan as of September 30, 2014, plus any annual increases in the number of shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan and our 2004 Employee Stock Purchase Plan pursuant to evergreen provisions and any other shares that may become issuable under our 2014 Equity Incentive Plan and our 2004 Employee Stock Purchase Plan pursuant to their respective terms.

In addition, the number of shares outstanding immediately after this offering does not include shares of common stock that we may sell pursuant to the Sales Agreement with MLV. After the expiration of the 90-day lock-up period applicable to us and described under the section of this prospectus supplement entitled “Underwriting,” we may issue and sell shares of our common stock having aggregate sales proceeds of up to $30.0 million from time to time in such amounts as we may determine, subject to certain limitations under applicable securities laws, under the Sales Agreement.

The information above does not give effect to the potential exercises of the warrants offered hereby and excludes the additional $0.125 per share and accompanying warrant that may be payable by insiders purchasing shares and accompanying warrants offered hereby.

To the extent that options or warrants are exercised, including the warrants offered hereby, or other shares are issued, including pursuant to the Sales Agreement with MLV, investors purchasing shares of common stock in this offering could experience further dilution. In addition, we may choose to raise capital in addition to the amount available to be sold under our Sales Agreement with MLV due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to investors in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering      shares of our common stock and warrants to purchase up to      shares of our common stock. The shares of common stock and warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except matters that relate only to one or more of the series of our preferred stock, and no holder has cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The shares of common stock to be issued in this offering will be fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Our common stock is listed on The NASDAQ Capital Market under the symbol “THLD.” The transfer agent and registrar for our common stock is Computershare, P.O. Box 358016, Pittsburgh, PA 15252-8016.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form.  The warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of warrant, which will be filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this offering, for a complete description of the terms and conditions applicable to the warrants.

Exercisability.  The warrants will become exercisable six months after the date of issuance and will remain exercisable until the fifth anniversary of the date of issuance. “Data Release Date” means the first to occur of (i) the Last Topline Data Date (as defined below) and (ii) the two (2) year anniversary of the Issuance Date. For purposes hereof, the “Last Topline Data Date” shall mean the last to occur of (x) the date on which top-line efficacy data from the Company’s TH-CR 406 trial, a Phase 3 clinical trial of TH-302 plus doxorubicin versus doxorubicin alone in patients with locally advanced unresectable or metastatic soft tissue sarcoma, is first publicly announced in a press release issued by the Company and (y) the date on which top-line efficacy data from the MAESTRO study, a Phase 3 clinical trial of TH-302 in combination with gemcitabine in patients with previously untreated, locally advanced unresectable or metastatic pancreatic adenocarcinoma, is first publicly announced in a press release issued by the Company.

The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise, provided, however, that if a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the warrant may be exercised only through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation.  A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in above of 9.99% or below 4.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price.   The initial exercise price for the warrants will be $        subject to adjustment after the Data Release Date as described below. On the 30th trading day following the Data Release Date (the “Adjustment Date”), the exercise price will be adjusted to equal the average of the volume-weighted average price of our common stock for each of the 20 trading days immediately preceding such Adjustment Date, and will be subject to certain adjustments as described below, provided that in no event will the exercise price exceed $     or be below $     (subject to appropriate adjustments for certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock).

After the Adjustment Date, the exercise price of the warrants will be subject to price-based anti-dilution protection such that to the extent we issue and sell any shares of our common stock, or any securities convertible or exchangeable for shares of our common stock (in each case subject to certain exceptions), at a price per share below the warrant exercise price then in effect, the warrant exercise price will be adjusted downward to the equal the price at which such securities are issued and sold. Notwithstanding the foregoing, in no event will the exercise price be reduced below $     (subject to appropriate adjustments for certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock).

The exercise price will also be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Company Right to Force Exercise.  Subject to the satisfaction of certain conditions set forth in the warrant, at our option, we will have the right to force the holders of the warrant to cash exercise their warrants in full if, the volume-weighted average price of our common stock for any 20 consecutive trading-day period beginning after the 90th day following the Adjustment Date exceeds $18.00 per share (subject to appropriate adjustments for certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock).

Governing Law.  The warrant is governed by New York law.

Transferability.  Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.  There is no public trading market for the warrants and we do not expect a market to develop. In addition, we do not plan on applying to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions.  In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Fundamental Transaction Put Right.  In the event of a Fundamental Transaction, at the request of the Holder delivered before the 90th day after such Fundamental Transaction, we (or the Successor Entity) will purchase the warrant from a holder by paying to the holder cash in an amount equal to a “Black Scholes Value” (as defined in the warrant) for the remaining unexercised portion of the warrant on the date of such Fundamental Transaction. The Black Scholes Value will be calculated using a Black Scholes Option Pricing Model in accordance with the terms of the warrant.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated February   , 2015, between us and Jefferies LLC, as the representative of the underwriters named below and the book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock and warrants to purchase up to       shares of our common stock as indicated in the table below:

	Number of Shares	Number of Warrants
Underwriters
Jefferies LLC
H.C. Wainwright & Co., LLC
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock and accompanying warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market.

The underwriters are offering the shares of common stock and accompanying warrants subject to their acceptance of the shares of common stock and accompanying warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and accompanying warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $     per share of common stock and accompanying warrant. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $     per share of common stock and accompanying warrant to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The information above excludes the additional $0.125 per share and accompanying warrant that may be payable by insiders purchasing shares and accompanying warrants offered hereby.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per Share and Accompanying Warrant	Total
Public offering price(1)	$	$
Underwriting discounts and commissions paid by us	$	$
Proceeds to us, before expenses	$	$

(1)	To the extent that directors purchase shares and accompanying warrants in this offering, such investors will, in compliance with applicable rules of The NASDAQ Stock Market, be required to pay an additional $0.125 per share and accompanying warrant.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $         . We have also agreed to reimburse the underwriters for certain of their expenses in an amount of up to $30,000.

Listing

Our common stock is listed on The NASDAQ Capital Market under the trading symbol “THLD.” We do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

No Sales of Similar Securities

We and each of our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

■	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or
■	otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or
■	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC.

These restrictions terminate after the close of trading of the shares of common stock on and including the 90th day after the date of this prospectus supplement. However, in the event that either:

■	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or
■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies LLC waives, in writing, such an extension; provided, however, that such extension will not apply if (1) shares of our common stock qualify as “actively traded securities” (as defined in Regulation M of the Exchange Act), (2) we meet the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act, in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (3) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to us published or distributed by any of the underwriters during the 15 days before or after the last day of the 90-day restricted period (before giving effect to such extension).

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market.

Short sales involve the sales by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice To Investors

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

A.	You confirm and warrant that you are either:
■	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
■	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
■	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.

B.	You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to as the Relevant Implementation

Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
c)	to any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:
i)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;
ii)	where no consideration is given for the transfer; or
iii)	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which is referred to as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated, each such person being referred to as a relevant person.

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, San Francisco, California. Latham & Watkins LLP, San Diego, California, is counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We maintain a website at www.thresholdpharm.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 001-32979):

■	our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 6, 2014;
■	the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive proxy statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 7, 2014;
■	our quarterly reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 1, 2014, August 1, 2014, and November 3, 2014 respectively;

■	our current reports on Form 8-K, filed with the SEC on January 2, 2014, May 21, 2014, June 2, 2014, September 22, 2014; October 9, 2014, November 12, 2014, January 7, 2015 and February 11, 2015;
■	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on January 28, 2005, as amended by Form 8-A/A, filed with the SEC on February 4, 2005, including any further amendments thereto or reports filed for the purposes of updating this description; and
■	the description of our Series A Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the common stock covered by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Threshold Pharmaceuticals, Inc., Attention: Investor Relations Department, 170 Harbor Way, Suite 300, South San Francisco, California 94080. Our phone number is (650) 474-8200.

Prospectus

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer and sell up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on The NASDAQ Capital Market under the trading symbol “THLD.” On April 16, 2014, the last reported sale price of our common stock was $4.02 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Threshold Pharmaceuticals, Inc.

Overview

We are a biotechnology company using our expertise in the tumor microenvironment to discover and develop therapeutic agents that selectively target tumor cells for the treatment of patients living with cancer. Our lead investigational small molecule, TH-302, is actively being evaluated in multiple clinical trials. We have a global license and co-development agreement for TH-302 with Merck KGaA, Darmstadt, Germany, with an option to co-commercialize in the United States.

TH-302 was discovered by our scientists based on our hypoxia-targeted therapeutics technology. Hypoxia, or abnormally low oxygen concentration, is a common feature of the tumor microenvironment in most solid tumors and in the bone marrow of patients with some hematological malignancies (also known as blood cancers, for example, leukemias and multiple myeloma). Tumor hypoxia is associated with the development of resistance to traditional anticancer treatments, including chemotherapy and radiotherapy, enhanced metastatic potential, and ultimately treatment failure.

We believe that by virtue of targeting tumor hypoxia, TH-302 may have broad clinical applicability across many types of solid tumors and some hematological malignancies. To explore this broad therapeutic potential of TH-302, we are conducting multiple clinical trials to evaluate its safety and efficacy as monotherapy and in combination with currently marketed anticancer drugs, including traditional chemotherapeutic agents and antiangiogenic agents.

We have devoted substantially all of our resources to the research and development of our product candidates. We have not generated any revenue from the commercial sales of our product candidates since our inception and do not expect to generate any revenue from the commercial sales of our product candidates in the near term. We expect to continue to devote substantial resources to research and development in future periods as we complete our current clinical trials, start additional clinical trials under our collaboration with Merck KGaA Darmstadt, Germany or on our own, and continue our discovery efforts.

Company Information

We were incorporated in Delaware on October 17, 2001. Our principal executive offices are located at 170 Harbor Way Suite 300, South San Francisco 94080. Our telephone number is (650) 474-8200. Our website is located at www.thresholdpharm.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

“Threshold,” “Threshold Pharmaceuticals,” the “Company,” “we,” “us” and “our” refer to Threshold Pharmaceuticals, Inc. Threshold Pharmaceuticals, Inc., our logo and Metabolic Targeting are our trademarks. Other trademarks, trade names and service marks included or incorporated by reference in this prospectus and any prospectus supplement are the property of their respective owners.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $150,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity date, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any;
•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and
•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS
ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock.  We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except matters that relate only to one or more of the series of our preferred stock, and no holder has cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock — Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority to designate up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors has previously designated 200,000 of the 2,000,000 authorized shares of preferred stock as Series A Participating Preferred stock (see “Description of Capital Stock — Preferred Shares Rights Agreement; Series A Participating Preferred Stock”). If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the rights, preferences and privileges of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.  We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants.  We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our and Merck KGaA’s (Darmstadt, Germany) ability to commence, conduct and complete, and the timing of the commencement, conduct and completion of clinical trials for TH-302 and any additional compounds we develop;
•	our financial condition and potential milestone payments we may receive under our license and co-development agreement with Merck KGaA, Darmstadt, Germany;
•	the success of any clinical trials that we and/or Merck KGaA, Darmstadt, Germany commence;
•	the timing of results of our and Merck KGaA’s (Darmstadt, Germany) clinical trials for TH-302;
•	our and Merck KGaA’s (Darmstadt, Germany) receipt and the timing of regulatory approvals, and our and Merck KGaA’s (Darmstadt, Germany) satisfaction of ongoing regulatory review;
•	our ability to establish and maintain intellectual property rights for TH-302 and any additional compounds we develop;
•	our and Merck KGaA’s (Darmstadt, Germany) ability to timely develop a viable commercial formulation of TH-302;
•	whether any product candidates that we and/or Merck KGaA, Darmstadt, Germany are able to commercialize are safer or more effective than other marketed products, treatments or therapies;
•	the ability of Eleison Pharmaceuticals Inc., our licensee of glufosfamide, to develop, manufacture, market and otherwise commercialize glufosfamide, and to raise sufficient funds to continue clinical development;
•	our and Merck KGaA’s (Darmstadt, Germany) research and development activities, including our development of new product candidates, and projected expenditures;
•	our ability to complete preclinical and clinical testing successfully for new product candidates that we may develop or license;
•	our ability to have manufactured sufficient supplies of active pharmaceutical ingredient and drug product for clinical testing and commercialization;
•	our ability to obtain licenses to any necessary third party intellectual property;
•	our ability to retain and hire necessary employees and appropriately staff our development programs;
•	our cash needs and ability to raise capital when needed;
•	our projected financial performance; and
•	our intended use of the net proceeds from offerings of our securities under this prospectus.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” “will” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding and did not have any preferred stock outstanding during any of the periods presented. Our net losses were insufficient to cover fixed charges for each of the periods presented. Because of these deficiencies, the ratio information is not applicable.

	Year Ended December 31,
	2009		2010		2011		2012		2013
Ratio of earnings to fixed charges(1)	N/A	(2)	N/A	(2)	N/A	(2)	N/A	(2)	N/A	(2)

(1)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of net loss before fixed charges. Fixed charges consist of interest expense and estimated interest component of rent expense.
(2)	Earnings were insufficient to cover fixed charges for each of the periods presented. The amount of the coverage deficiency was $23.6 million, $18.7 million, $25.7 million, $71.1 million and $28.2 million for the years ended December 31, 2009, 2010, 2011, 2012 and 2013, respectively.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities under this prospectus, if any, for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and manufacturing expenses.

The amounts and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors, such as the timing and progress of our clinical trials and research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from offerings hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2014, there were 59,346,025 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, as amended, our amended and restated bylaws, the applicable provisions of the Delaware General Corporation Law and the agreements described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, the Delaware General Corporation Law and such agreements. For information on how to obtain copies of our amended and restated certificate of incorporation, our amended and restated bylaws and such agreements, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Common Stock

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, except matters that relate only to one or more of the series of our preferred stock, and no holder has cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to an aggregate of 2,000,000 shares of preferred stock, of which 200,000 shares are authorized for issuance as Series A Participating Preferred Stock (see “Preferred Shares Rights Agreement; Series A Participating Preferred Stock” below), none of which are outstanding. Our board of directors may issue preferred stock in one or more series and has the authority to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

■	the title and stated value;
■	the number of shares we are offering;
■	the liquidation preference per share;
■	the purchase price per share;
■	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
■	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
■	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
■	the procedures for any auction and remarketing, if any;
■	the provisions for a sinking fund, if any;
■	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
■	any listing of the preferred stock on any securities exchange or market;
■	whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;
■	whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;
■	voting rights, if any, of the preferred stock;
■	preemption rights, if any;
■	restrictions on transfer, sale or other assignment, if any;
■	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
■	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
■	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
■	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

■	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
■	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
■	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Preferred Shares Rights Agreement; Series A Participating Preferred Stock

On August 8, 2006, we entered into a Preferred Shares Rights Agreement, which we refer to as the Rights Agreement, with Mellon Investor Services LLC pursuant to which each share of our common stock outstanding has attached to it one right, or a Right, to purchase Series A Participating Preferred Stock. The Rights currently trade with, and are inseparable from, our common stock. The Rights are not currently exerciseable and will become exercisable only if (i) a person or group, which we refer to as an Acquiring Person, acquires beneficial ownership of 15% or more of our outstanding common stock or (ii) a tender or exchange offer is commenced that would result in a person or group becoming a beneficial owner of 15% or more of our outstanding common stock. Each Right allows its holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock at a purchase price of $25.00, subject to adjustment, or the Purchase Price.

In the event that an Acquiring Person becomes such, other than pursuant to a tender offer approved by our board of directors, proper provision shall be made so that each holder of a Right that has not yet been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive upon exercise of a Right, in lieu of one one-thousandth of a share of our Series A Participating Preferred Stock, a number of shares of our common stock having a then current value equal to two times the Purchase Price. In the event that we do not have a sufficient number of shares of our common stock available, or our board of directors decides that such action is necessary or appropriate and not contrary to the interests of Rights holders, we may, among other things, instead substitute cash, assets or other securities for the shares of common stock into which the Rights would have otherwise been exercisable. Similarly, in the event that, after the public announcement that an Acquiring Person has become such, (i) we consolidate with or merge into another entity, (ii) another entity consolidates with or merges into us or (iii) we sell or otherwise transfer 50% or more of our consolidated assets or earning power, proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a then current value equal to two times the Purchase Price (unless the transaction satisfies certain conditions and is consummated with a person who acquired shares pursuant to a tender offer approved by our board, in which case the Rights will expire).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of our company (other than any rights resulting from such holder’s ownership of shares of our capital stock), including, without limitation, the right to vote or to receive dividends. The Rights are protected by customary anti-dilution provisions as set forth in the Rights Agreement. At any time after an Acquiring Person has become such and prior to the Acquiring Person beneficially owning 50% or more of our outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, for shares of our common stock at an exchange ratio of one share of common stock per Right, subject to adjustment. At any time prior to the close of business on August 8, 2016, we may redeem the Rights in whole, but not in part, at a price of $0.01 per Right.

Each share of Series A Participating Preferred Stock will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of shares of our Series A Participating Preferred Stock will be entitled to a preferential liquidation payment equal to accrued but unpaid dividends plus the greater of $1,000 per share or 1,000 times the aggregate per share amount to be distributed to the holders of shares of our common stock. Each share of our Series A Participating Preferred Stock will have 1,000 votes, voting together with the holders of shares of our common stock and any other capital stock of our company having general voting rights, on all matters submitted to a vote of the stockholders, except as required by law and subject to certain adjustments set forth in the Certificate of Designations of Rights, Preferences and Privileges of the Series A Participating Preferred Stock. In the event of any merger, consolidation or other transaction in which shares of our common stock are changed or exchanged, each share of Series A Participating Preferred Stock will be entitled to receive the greater of $1,000 per share or 1,000 times the amount received per share of our common stock. The Series A Participating Preferred Stock will rank junior to all other series of our preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The shares of our Series A Participating Preferred Stock are not redeemable and have no preemptive, subscription or conversion rights.

The Rights expire on August 8, 2016, unless we extend the expiration date, redeem or exchange the Rights on an earlier date or the Rights expire upon consummation of certain mergers, consolidations or sales of assets. Effective July 10, 2008, September 29, 2009, and March 11, 2011 we amended the terms of the Rights to ensure that they would not become exercisable solely by virtue of our sales of securities completed on August 29, 2008, October 5, 2009, and March 11, 2011, respectively. The Rights may have the effect of rendering more difficult or discouraging an acquisition of us that is deemed undesirable by our board of directors. The Rights have certain anti-takeover effects and may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Effect of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our amended and restated certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

■	acquisition of us by means of a tender offer;
■	acquisition of us by means of a proxy contest or otherwise; or
■	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Amended and Restated Certificate of Incorporation and Bylaws

■	Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.
■	Stockholder Meetings. Our amended and restated certificate of incorporation and amended and restated bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors or by our president, or by a resolution adopted by a majority of our board of directors.

■	Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.
■	Elimination of Stockholder Action by Written Consent. Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.
■	Amendment of Bylaws. Any amendment of our amended and restated bylaws by our stockholders requires approval by holders of at least 66 2/3% of our then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.
■	Staggered Board of Directors. Our amended and restated certificate of incorporation provide for the division of our board of directors into three classes, with staggered three-year terms. Under our amended and restated certificate of incorporation and amended and restated bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may only be filled by vote of a majority of the directors then in office. The classification of the board of directors and the limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

■	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
■	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
■	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

■	any merger or consolidation involving the corporation and the interested stockholder;
■	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation (or its majority-owned subsidiary);
■	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

■	subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and
■	the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person that is an affiliate or associate of such entity or person.

Section 203 of the DGCL could delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium for their shares over then current prices.

Certain Registration Obligations

In August 2008, we sold to certain investors 8,970,574 shares of our common stock and warrants to purchase up to 3,588,221 shares of our common stock in a private placement (such numbers of shares as adjusted to give effect to the 1-for-6 reverse split of our common stock effected on August 20, 2008), which we refer to as the August 2008 Financing. The securities purchase agreement for the August 2008 Financing provides that we will file and thereafter maintain an effective registration statement covering the resale of the shares issued in, and the shares underlying the warrants issued in, the August 2008 Financing, and further includes terms that may require us to pay liquidated damages if we do not meet our registration obligations under the agreement. For example, the securities purchase agreement provides that if we fail to maintain the effectiveness of such registration statement (subject to limited permissible suspension periods), we will be required to pay the holders of such shares liquidated damages at the rate of one percent of the purchase price of these shares and warrants for the first month, and two percent for each month thereafter, up to a total of ten percent. The registration statement we filed covering the resale of the shares and shares underlying the warrants sold in this transaction was declared effective by the SEC in October 2008. These registration obligations will terminate upon until the earlier of the date that all registrable securities covered by such registration statement have been sold or can be sold publicly under Rule 144 without volume restrictions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, P.O. Box 358016, Pittsburgh, PA 15252-8016. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the applicable prospectus supplement for that series.

Listing on The NASDAQ Capital Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “THLD.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

■	the title of the series of debt securities;
■	any limit upon the aggregate principal amount that may be issued;
■	the maturity date or dates;
■	the form of the debt securities of the series;
■	the applicability of any guarantees;
■	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
■	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

■	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
■	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
■	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
■	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
■	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
■	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
■	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
■	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
■	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
■	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
■	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
■	additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
■	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
■	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
■	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

■	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
■	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
■	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
■	any restrictions on transfer, sale or assignment of the debt securities of the series; and
■	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

■	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
■	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
■	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
■	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

■	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
■	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

■	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
■	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
■	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
■	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

■	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
■	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

■	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
■	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
■	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
■	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
■	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
■	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
■	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

■	extending the fixed maturity of any debt securities of any series;
■	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
■	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

■	provide for payment;
■	register the transfer or exchange of debt securities of the series;
■	replace stolen, lost or mutilated debt securities of the series;
■	pay principal of and premium and interest on any debt securities of the series;
■	maintain paying agencies;
■	hold monies for payment in trust;
■	recover excess money held by the trustee;

■	compensate and indemnify the trustee; and
■	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

■	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
■	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

■	the offering price and aggregate number of warrants offered;
■	the currency for which the warrants may be purchased;
■	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
■	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
■	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
■	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
■	the terms of any rights to redeem or call the warrants;
■	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
■	the dates on which the right to exercise the warrants will commence and expire;
■	the manner in which the warrant agreements and warrants may be modified;

■	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;
■	the terms of the securities issuable upon exercise of the warrants; and
■	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

■	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
■	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of March 31, 2014, we had outstanding warrants to purchase an aggregate of 4,287,940 shares of our common stock with an exercise price of $2.05 per share, and warrants to purchase an aggregate of 3,993,783 shares of our common stock with an exercise price of $2.46 per share. The exercise price and/or the number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including certain issuances of securities at a price equal to less than the then current exercise price, subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

■	the performance of third party service providers;
■	how it handles securities payments and notices;
■	whether it imposes fees or charges;
■	how it would handle a request for the holders’ consent, if ever required;
■	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
■	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
■	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

■	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
■	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
■	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
■	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
■	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
■	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;
■	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
■	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

■	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
■	if we notify any applicable trustee that we wish to terminate that global security; or

■	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

■	at a fixed price or prices, which may be changed;
■	at market prices prevailing at the time of sale;
■	at prices related to such prevailing market prices; or
■	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

■	the name or names of the underwriters, if any;
■	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
■	any over-allotment options under which underwriters may purchase additional securities from us;
■	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
■	any public offering price;
■	any discounts or concessions allowed or reallowed or paid to dealers; and
■	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the common stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.thresholdpharm.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-32979):

■	our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 6, 2014;

■	the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2013 from our definitive proxy statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 5, 2014;
■	our current report on Form 8-K, filed with the SEC on January 1, 2014;
■	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on January 28, 2005, as amended by Form 8-A/A, filed with the SEC on February 4, 2005, including any further amendments thereto or reports filed for the purposes of updating this description; and
■	the description of our Series A Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2006, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents that are specifically incorporated by reference. You should direct any requests for documents to Threshold Pharmaceuticals, Inc., Attention: Investor Relations Department, 170 Harbor Way, Suite 300, South San Francisco, CA 94080. Our phone number is (650) 474-8200.

     Shares of Common Stock

Warrants to Purchase	Shares of Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

H.C. Wainwright & Co., LLC

February   , 2015